Exhibit 5







                                 April 12, 2000

Rimage Corporation
7725 Washington Avenue South
Minneapolis, MN 55439

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-8 that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for the purpose of registering 224,058 shares of Common Stock, $.01 par value, of Rimage Corporation, to be issued to employees and directors (as applicable) pursuant to the Cedar Technologies, Inc. Stock Option Plan (the "Plan"). We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

         We are of the opinion that the shares of Common Stock to be issued to employees and directors (as applicable) pursuant to the Plan, will, when issued, be legally issued, fully paid and nonassessable, provided the Registration Statement, as then amended, shall remain effective under the Securities Act of 1933.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Dorsey & Whitney LLP
                                       ------------------------
                                       DORSEY & WHITNEY LLP